Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the registration statements of Meditrust Corporation and/or Meditrust Operating Company on Form S-8 (File Nos. 333-39771, 333-39771-01, 333-36083, 333-36083-01 and 33-51843 and
33-51843-01), Form S-3 (File Nos. 333-40055, 333-40055-01, 333-41019,
333-41019-01, 333-01843, 33-59215, 33-56663, 33-50835 and 33-45979), and on Form
S-4 (333-34831 and 333-34831-01) of our report dated January 30, 1998, except for Note 16 for which the date is February 26, 1998, on our audits of the financial statements of The Meditrust Companies and Meditrust Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, and Meditrust Operating Company as of December 31, 1997 and for the initial period ended December 31, 1997, and of our report dated January 30, 1998 on the financial statement schedules of Meditrust Corporation as of December 31, 1997, which reports are included (or incorporated by reference from the Companies' Reports on Form 8-K dated February 26, 1998) in the Companies' Reports on Form 10-K.




Boston, Massachusetts
March 30, 1998                                      /s/ Coopers & Lybrand L.L.P.